Exhibit 23(b)





                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statement of Conseco, Inc. on Form S-8 (File No. 333-00000), of our reports dated March 20, 1996 on our audits of the consolidated financial statements and financial statement schedules of Conseco, Inc. and subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, included in the Annual Report on Form 10-K.


                                                  /s/ COOPERS & LYBRAND L.L.P.
                                                  ----------------------------
                                                  COOPERS & LYBRAND L.L.P


Indianapolis, Indiana
December 17, 1996